UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead,	California	91770
(Address of principal executive offices)
(626) 302-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01             Other Events

On June 9, 2021, Southern California Edison Company (SCE) agreed to sell $475,000,000 principal amount of its Floating Rate First and Refunding Mortgage Bonds, Series 2021F, Due 2022; $450,000,000 principal amount of its 2.50% First and Refunding Mortgage Bonds, Series 2021G, Due 2031 and $450,000,000 principal amount of its 3.65% First and Refunding Mortgage Bonds, Series 2021H, Due 2051. For further information concerning the bonds, refer to the exhibits attached to this report.

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 9, 2021

4.1	One Hundred Forty-Seventh Supplemental Indenture dated as of June 10, 2021

4.2	Certificate as to Actions Taken by Officer of Southern California Edison Company, dated as of June 9, 2021

5.1	Opinion of Counsel

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: June 14, 2021